SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported): August 2, 2001 (May 25, 2001)
--------------------------------------------------------------------------------


                               RUBY MINING COMPANY
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          Colorado                       0-7501                  81-0214117
-----------------------------    -----------------------     -------------------
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
     of incorporation)                                       Identification No.)


           3399 Peachtree Road, NE, Suite 810, Atlanta, Georgia 30326
--------------------------------------------------------------------------------
                    (Address of principal executive offices)



                                  404-231-8500
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     This Form 8-K/A is filed as an amendment to the form 8-K which was filed on June 11, 2001 announcing the May 25, 2001, closing of the Plan and Agreement of Share Exchange (the "Share Exchange Agreement") by and among Registrant, Admiralty Corporation ("Admiralty"), and U.S. Energy Corp.

DESCRIPTION OF THE COMPANY.

     Pursuant to the Share Exchange Agreement, the shareholders of Admiralty became the principal shareholders of Registrant. Registrant now conducts its business through, and its business is now that of, Admiralty, a wholly-owned subsidiary of Registrant.

     Admiralty was formed in 1988 for the purpose of engaging in the business of exploration and salvage of historic shipwrecks, primarily those from the 16th and 17th centuries.

     The company has focused its efforts to date in three main areas:

     1. Developing a new, proprietary technology to detect gold, silver and other precious metals in a salt water environment, through layers of sand and coral;

     2.  Conducting historical research on wrecks; and

     3.  Analyzing  significant issues related to the legalities associated with
         search  and  recovery   operations  and  negotiating   agreements  with
         countries for permits to search in their territorial waters.

     Admiralty has created a detection technology, called ATLISTM, designed to locate and differentiate among precious metals in a marine environment. Admiralty has also contracted with Sandia National Laboratories and NASA to advise Admiralty with respect to remote-sensing technologies. To assist in enhancing the functionality of its technology, Admiralty has an association with a university-affiliated scientific expert in the field of remote-sensing. Admiralty has tested its technology and is commencing to build field units to be used in operations. Admiralty has filed for domestic patent protection for the ATLIS(TM) technology and plans to timely file for international patent protection.

     Admiralty holds a permit from the Government of Jamaica to conduct search and recovery operations on the Pedro Bank in Jamaica's territorial waters. This area is believed to be one of the richest areas for wrecks of ships from the Spanish flotillas carrying gold and silver bullion, coins and artifacts from the Caribbean to the Old World. Furthermore, Admiralty has negotiated the key terms and conditions of an exploration and excavation permit from Mexico, which Admiralty believes will be issued upon completion of certain archeological work now underway. Admiralty has also engaged in preliminary discussions regarding permits and licenses from other governments.

     Because of the extensive ecological damage often done to barrier reefs during traditional search and salvage operations, the issuance of such permits is rare. However, Admiralty's ATLISTM technology is designed to substantially mitigate damage to the reefs by allowing Admiralty to pinpoint the location of precious materials and focus recovery efforts. Traditional methods often require wide-spread excavation because the metal parts of the wrecked vessel can be scattered over a large area.

     In addition to its efforts to acquire the necessary permits, Admiralty has identified numerous potential search sites through its research into historical records which document the existence of wrecks in the target search areas.

     Admiralty has also developed strategic alliances with academic experts in the field of marine archaeology, such as the Center for Maritime & Underwater Resource Management (CMURM), a non-profit corporation initially established as a department of Michigan State University. The corporation is currently assisting Admiralty in the preparation of Admiralty's archaeological recovery plan for Jamaica and in a preliminary study of wreck sites in Mexican waters.

     Admiralty recently further enhanced its marine search capabilities through the ability to acquire fly-over remote-sensing analysis in permitted areas to detect anomalies which may indicate the presence of historical shipwrecks. The use of fly-over surveys could reduce the time required to locate metal-bearing anomalies in the search area. The ATLISTM units will then be deployed to further search in detail those anomalies which correlate with Admiralty's historic research and determine whether recovery is warranted.

     Admiralty's mission is to use its proprietary technology to become the world leader in the location and recovery of treasure-bearing historic shipwrecks. Its immediate goal is to transform the pursuit of marine treasure from today's largely unpredictable and frequently environmentally-destructive operation into a profitable, predictable and environmentally acceptable business.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.                             Page No.
                                                                        --------

(a)      Financial Statements of Business Acquired.

         Report of Independent Certified Public Accountants'                  5

         Balance Sheet - December 31, 2000                                    6

         Statements of Operations  -  Since inception and
              for the years ended December 31, 2000 and 1999                  7

         Statements of Cash Flows  -  Since inception and
              for the years ended December 31, 2000 and 1999                  8

         Statements of Changes in Stockholders' Deficit  -
              Since inception and for the years ended
              December 31, 2000 and 1999                                      9

         Notes to Financial Statements  -  December 31, 2000                 10

         Condensed Balance Sheet  -  Three Months ended
              March 31, 2001 and 2000                                        17

         Condensed Statements of Cash Flows  -  Since Inception and
              Three Months Ended March 31, 2001 and 2000                     18

         Condensed Statements of Operations  -  Since Inception and
              Three Months Ended March 31, 2001 and 2000                     19

(b)      Pro Forma Financial Information.

         Proforma Condensed Consolidated Statement of  Operations  -
              Twelve Months Ended December 31, 2000                          21

         Proforma Condensed Consolidated Balance Sheet  -  Three
              Months Ended March 31, 2001                                    22

         Proforma Condensed Consolidated Statement of Operations  -
              Three Months Ended March 31, 2001                              24

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS'

Admiralty Corporation
Atlanta, Georgia

We have audited the accompanying balance sheet of Admiralty Corporation (A Development Stage Enterprise) as of December 31, 2000, and the statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2000 and 1999, and the inception period from January 1, 1998 to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The period from inception to December 31, 1997 was audited by other auditors who expressed an unqualified opinion on that presentation period.

We conducted our audit in accordance with auditing principles generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Admiralty Corporation as of December 31, 2000, and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999, and for the inception period from January 1, 1998 to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company will require substantial additional funds to sustain research and development and commence and continue operating activities until such time as the Company can generate positive cash flows from operations. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans to raise additional funds and begin operations are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                       /s/    Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia
July 16, 2001

                              ADMIRALTY CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                  BALANCE SHEET
                                December 31, 2000

                                     Assets


Current Assets
     Cash in bank                                                              $       736
     Employee expense advances                                                     168,352
     Other current assets                                                            9,368
                                                                               -----------

         TOTAL CURRENT ASSETS                                                      178,456

Furniture, fixtures, computer equipment and leasehold
     improvements, less accumulated depreciation of $103,008                        46,169
Other assets                                                                        48,214
                                                                               -----------
         TOTAL ASSETS                                                          $   272,839
                                                                               ===========

                      Liabilities and Stockholders' Deficit


LIABILITIES
Current liabilities
     Accounts payable                                                          $   484,045
     Accrued compensation and consulting fees                                      449,124

         TOTAL CURRENT LIABILITIES                                                 933,169

Nonconvertible debentures, net of unamortized discount of $2,383,871             2,616,129
Interest payable                                                                 1,255,557
                                                                               -----------

         TOTAL LIABILITIES                                                       4,804,855

Stockholders' Deficit
     Common stock; $.01 par value, 50,000,000 shares
       authorized; 17,710,315 shares issued
       and outstanding at December 31, 2000                                        177,103
     Additional paid-in capital                                                  5,244,447
     Treasury stock (at cost)                                                     (280,000)
     Development stage deficit                                                  (9,673,566)
                                                                               -----------

         Total stockholders' deficit                                            (4,532,016)
                                                                               -----------

         Total liabilities and stockholders' deficit                           $   272,839
                                                                               ===========


The accompanying notes are an integral part of these financial statements.

                              ADMIRALTY CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS
       Since inception and for the years ended December 31, 2000 and 1999



                                           Inception to
                                               2000          2000            1999
                                           ------------   -----------    -----------

Operating expenses
    Compensation and employee benefits     $ 2,412,070    $   230,500    $   330,550
    Research and development                 1,430,423           --           21,964
    General and administrative               2,231,612        261,555        325,236
    Depreciation and amortization              104,227         26,857         23,266
    Professional fees                        1,830,142        159,874        282,095
                                           -----------    -----------    -----------

         Operating loss                      8,008,474        678,786        983,111

    Other (income) expenses                   (484,420)        (8,354)        (1,959)
    Interest expense                         2,149,512        630,508        579,225
                                           -----------    -----------    -----------

         Net loss                          $ 9,673,566    $ 1,300,940    $ 1,560,377
                                           ===========    ===========    ===========

         Loss per share                                   $      0.07    $      0.09
                                                          ===========    ===========
























The accompanying notes are an integral part of these financial statements.

                              ADMIRALTY CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS
       Since inception and for the years ended December 31, 2000 and 1999


                                                       Inception to
                                                           2000          2000            1999
                                                       ------------   -----------    -----------
Operating activities
     Net loss                                          $(9,673,566)   $(1,300,940)   $(1,560,377)
     Adjustments to reconcile net loss
       to net cash used in operating activities:
         Depreciation and amortization                     103,008         26,856         23,265
         Discount Amortization                             711,987        262,840        236,433
         (Increase) decrease in other assets               (92,116)       (50,488)       (15,101)
         (Increase) decrease in employee
           expense advances                               (133,818)          (900)          --
         Increase (decrease) in accounts payable           484,045         42,213        225,262
         Increase (decrease)in accrued
           compensation and consulting fees                449,124        172,500        229,474
         Increase in interest payable                    1,255,557        364,806        342,221
                                                       -----------    -----------    -----------
         NET CASH USED IN OPERATING ACTIVITIES          (6,895,779)      (483,113)      (518,823)
                                                       -----------    -----------    -----------
Investing activities
     Advances under notes receivable                       (67,941)        (4,147)        (3,894)
     Purchases of furniture, fixtures and computer
       equipment                                          (149,177)          --           (1,655)
                                                       -----------    -----------    -----------
         NET CASH USED IN INVESTING ACTIVITIES            (217,118)        (4,147)        (5,549)
                                                       -----------    -----------    -----------
Financing activities
     Issuance of common stock                            5,489,491        452,655        545,800
     Purchase of treasury stock                           (280,000)          --             --
     Issuance of non-convertible debentures              1,904,142           --             --
                                                       -----------    -----------    -----------
       NET CASH PROVIDED BY FINANCING ACTIVITIES         7,113,633        452,655        545,800
                                                       -----------    -----------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH
     EQUIVALENTS                                               736        (34,605)        21,428

CASH AND CASH EQUIVALENTS AT THE BEGINNING
     OF PERIOD                                                --           35,341         13,913
                                                       -----------    -----------    -----------
CASH AND CASH EQUIVALENTS AT THE END OF PERIOD         $       736    $       736    $    35,341
                                                       ===========    ===========    ===========



The accompanying notes are an integral part of these financial statements.

                              ADMIRALTY CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                    Since Inception and for the years ended
                           December 31, 2000 and 1999



                                          Common Stock                                          Development       Total
                                   -------------------------      Paid-in        Treasury         Stage        Stockholders'
                                      Shares        Amount        Capital          Stock          Deficit        Deficit
                                   ----------    -----------    -----------    -----------      -----------    -------------

Balance at April 15, 1988                --      $      --      $      --      $      --      $      --       $     --

     Issuance of common stock      17,074,652        170,747      4,320,289           --             --        4,491,036
     Stock repurchased                   --             --             --         (280,000)          --         (280,000)
     Net loss                            --             --             --             --       (6,812,249)    (6,812,249)

     Stock record adjustment           (3,800)           (38)            38           --             --             --
     Capital adjustment                  --             --          (67,941)          --             --          (67,941)

Balance as of December 31, 1998    17,070,852        170,709      4,252,386       (280,000)    (6,812,249)    (2,669,154)

     Issuance of common stock         310,428          3,104        542,696           --             --          545,800
     Net loss                            --             --             --             --       (1,560,377)    (1,560,377)

Balance as of December 31, 1999    17,381,280        173,813      4,795,082       (280,000)    (8,372,626)    (3,683,731)

     Issuance of common stock         329,035          3,290        449,365           --             --          452,655
     Net loss                            --             --             --             --       (1,300,940)    (1,300,940)

Balance as of December 31, 2000    17,710,315    $   177,103    $ 5,244,447    $  (280,000)   $(9,673,566)   $(4,532,016)
                                   ==========    ===========    ===========    ===========    ===========    ===========





The accompanying notes are an integral part of these financial statements.

                              ADMIRALTY CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          Notes to Financial Statements
                                December 31, 2000



NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS

         Admiralty Corporation (the "Company") was incorporated in the State of Georgia in 1988. The Company's primary offices are located in Atlanta, Georgia. Since inception, the Company has undertaken to fund and conduct research to develop a remote sensing nonferrous metal detection device referred to by the Company as ATLIS(TM). Upon completion of research, development and testing, the Company intends to use the device to locate, identify, and quantify gold and silver bullion, coins, and artifacts located on and beneath the ocean floor. The Company believes that much of these artifacts are located in waters governed by foreign countries. Accordingly, the Company is developing relationships with these countries to permit the Company to seek historical shipwreck sites in these waters.

         The Company is a development stage enterprise and is primarily funding and conducting research to develop ATLIS. As of the Company's current year end, the Company does not have sufficient funds to complete development of the ATLIS technology, fund administrative expenses and conduct initial explorations which may result in revenues. Management believes that sufficient capital to continue research, development and operating activities can be obtained through private and public placements of equity and debt securities. Management recognizes that additional capital will be needed to continue research, development and operations and is working with various financial advisors to facilitate private placements and a public offering of the Company's common stock in 2001 and beyond. The success of the Company is dependent upon management's ability to implement this plan. In April 2001, the Company effected a merger with a public shell company. The merger will be accounted for as a reverse acquisition with the stockholders' of Admiralty having a controlling interest in the resulting entity. The public shell company will continue as the legal entity, with Admiralty continuing as the accounting entity. The merger has been structured as a tax-free reorganization.

                              ADMIRALTY CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                                December 31, 2000


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -CONTINUED

         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         METHOD OF ACCOUNTING

         The accompanying financial statements have been prepared on the accrual basis of accounting. Under the accrual method, revenues are recognized when earned and expenses are recognized when the related goods or services are received.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates, and such differences may be material to the financial statements.

         CASH IN BANK

         Cash in bank consists of demand deposits and cash equivalents. The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

         FURNITURE, FIXTURES AND COMPUTER EQUIPMENT

         Furniture, fixtures, computer equipment, and telephone equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Leasehold improvements are amortized over the lessor of the estimated useful life of the asset or the lease term.

         INCOME TAXES

         The Company accounts for income taxes using the asset and liability approach in accordance with Statement of Financial Accounting Standard No. 109. Under the asset and liability approach deferred tax assets and liabilities are recognized for the future tax benefit and expense which is expected to arise from differences between asset and liability amounts reported for financial statement and tax purposes.

                              ADMIRALTY CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                                December 31, 2000


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES-CONTINUED

         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

         INCOME TAXES - CONTINUED

         Tax assets are also recognized for net operating loss and tax credit carryforwards, however, recognition of such assets is subject to limitations based on the probability that the carryforwards will be utilized. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         RESEARCH AND DEVELOPMENT

         The Company's research and development expenses represent payments and amounts due to Larsen Laboratory for development of the ATLIS nonferrous metal detection device. Larsen Laboratory is solely owned by a stockholder and director of the Company. At December 31, 2000, amounts payable to Larsen Laboratory for these services were $85,000.

         The Company expenses research and development costs, including the cost of materials used in preoperating prototypes, when incurred.

         FINANCIAL INSTRUMENTS

         Financial instruments include cash in bank, accounts payable, accrued compensation and consulting fees, non-convertible debentures and interest payable. These amounts are recorded at historical cost basis, which approximates fair value.

NOTE 2 - NONCONVERTIBLE DEBENTURES

         In 1996, the Company issued a senior nonconvertible 6% debenture to an Austrian bank in the amount of $2,000,000 and a substantially identical junior nonconvertible 6% debenture in the amount of $500,000 to the financial organization which identified the Austrian Bank as a potential investor in the Company. In 1997, the Company issued identical senior and junior debentures. Total net proceeds from the issuance of the debentures was $1,760,000. The excess of the $5,000,000 aggregate value of the debentures over the $1,760,000 of proceeds represents a discount on the debenture and fees charged by the parties for the investment. This discount and the related fees are being amortized over the life of the debentures. At December 31, 2000 the unamortized discount and fees were $2,383,871.

                              ADMIRALTY CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                                December 31, 2000


NOTE 2 - NONCONVERTIBLE DEBENTURES - CONTINUED

         The approximate effective interest rate of the debentures is 12%.

         The debentures and interest are due and payable on September 30, 2006 and August 22, 2007, with $2.5 million plus accrued interest due on each date to the extent payment has not been made by the Company previously. The lender of the senior subordinated debenture is entitled to receive 1% of the Company's reported net income, payable quarterly, at such time net income is reported, for each $100,000 of principal amount of the debt which is outstanding. In addition, 50% of the outstanding principal amount is required to be repaid in the event the Company completes an initial public offering. In the event and to the extent that prepayments occur as required by the agreements, the unamortized discount will be recalculated using the interest method and a pro rata portion of the discount will be expensed at the time of the prepayment.

NOTE 3 - STOCK OPTIONS AND WARRANTS

         The Company may issue stock options to the Company's officers, directors and key employees to purchase the Company's common stock. Options are granted to purchase common shares at a price not less than the fair market value of the stock at the date of grant as established by the Board of Directors. Options expire not later than 5 years after the grant date, and have a 3 year vesting term.

         The Company has made available 1,048,700 shares available for issuance of stock options. The Board of Directors of the Company establishes to whom options should be granted and determines exercise prices, vesting requirements and the number of shares covered by each option. The
         Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," in October 1995. The Company has adopted SFAS 123 and as permitted by SFAS 123, has elected to account for the stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Based on the Minimum Value method, the related compensation expense for options issued in 2000 and 1999 was $0 for both periods.

                              ADMIRALTY CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                                December 31, 2000


NOTE 3 - STOCK OPTIONS AND WARRANTS - CONTINUED

         Presentation of proforma information regarding net income is required by SFAS No. 123 as if the Company had accounted for the options in accordance with the expensing provisions of SFAS No. 123. The Company utilized the Minimum Value method. As the compensation expense of the options was $ 0 for 2000 and 1999, the proforma net loss and loss per share for 2000 and 1999 is consistent with the actual reported net loss and loss per share.

         The following table summarizes stock option activity over the past two years for authorized options issued:


                                                                          Weighted-
                                                       Number of           Average
                                                         Shares        Exercise Price

         Options outstanding at January 1, 1999          600,700         $      1.72
                  Granted                                 10,000                2.00
                  Exercised                                -                      -
                  Canceled or Expired                      -                      -

         Options outstanding at December 31, 1999        610,700                1.72
                  Granted                                 37,500                3.00
                  Exercised                                -                      -
                  Canceled or Expired                      -                      -

         Options outstanding at December 31, 2000        648,200                1.80

         Options exercisable at December 31, 1999        575,700                1.69

         Options exercisable at December 31, 2000        643,200                1.79


                              ADMIRALTY CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                                December 31, 2000


NOTE 3 - STOCK OPTIONS AND WARRANTS - CONTINUED

         For options outstanding and exercisable at December 31, 2000, the exercise price ranges and average remaining lives were:


                     Options Outstanding                                        Options Exercisable

                                      Weighted-
                                       Average
     Range of           Number        Remaining          Weighted-           Number             Weighted-
     Exercise        outstanding       Life in            Average          Exercisable           Average
      Prices         at 12/31/00        Years         Exercise Price       at 12/31/00       Exercise Price

$   0.15 to 0.50        200,000          2.00          $       0.50           200,000        $        0.50

$  2.00 to 3.00         448,200          1.46          $       2.37           443,200        $        2.37

                        648,200          1.62          $       1.80           643,200        $        1.79

         On February 8, 1996, the Company granted a warrant to purchase 400,000 shares of common stock at a price of $20 per share to an investment bank in exchange for financial services. The warrants expire on February 8, 2001. The Company recognized expense of $20,000 at the time the warrant was issued. The amount represents the fair value of the warrant as determined with a fair value option pricing model. At December 31, 2000, the Company also had 343,964 outstanding warrants to purchase common stock outstanding at prices ranging $1.50 per share to $7.00 per share. The warrants were issued in connection with the Company obtaining short term notes payable and equity investments.

NOTE 4 - LOSS PER SHARE

         The computation of basic and diluted earnings (loss) per share is based on the weighted average number of shares outstanding during the period presented, plus, when their effect is dilutive, additional shares assuming the exercise of certain vested stock options and warrants, in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Diluted per share amounts have not been presented in the accompanying statements of operations as their effect is anti-dilutive. The Company's loss from operations as presented on the Statement of Operations was used in the loss per share calculation. The weighted average number of shares outstanding for 2000 was 17,496,097, and for 1999 was 17,126,066.

                              ADMIRALTY CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                                December 31, 2000


NOTE 5 - INCOME TAXES

         The Company has available unused operating loss carryforwards of approximately $9.5 million resulting in a deferred tax-benefit of approximately $1.9 million which may be applied against future taxable income and which expire in various years from 2003 to 2015. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the amount of the recognized benefit for the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards.

NOTE 6 - LEASES

         In July 1997, the Company modified and extended the existing operating lease for its current office facility through June 30, 2002. Future minimum lease payment obligations as of December 31, 2000 are as follows:

                                2001          $      97,426
                                2002                 48,713
                                              -------------

                                Total         $     146,139
                                              =============

                              ADMIRALTY CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             CONDENSED BALANCE SHEET
                             March 31, 2001 and 2000
                                   (Unaudited)

                                     Assets

                                                                                  March 31,2001    March 31, 2000
Current Assets
     Cash in bank                                                                  $    13,272      $     3,838
     Employee expense advances                                                         180,952          140,863
     Other current assets                                                                9,368            9,368
                                                                                   -----------      -----------
         TOTAL CURRENT ASSETS                                                          203,592          154,069

Furniture, fixtures, computer equipment and leasehold
improvements, less accumulated depreciation and
     amortization of $108,285 and $87,306 at March, 31 2001
and March 31, 2000, respectively                                                        40,892           61,871
Other assets                                                                            23,214           23,214
                                                                                   -----------      -----------
         TOTAL ASSETS                                                              $   267,698      $   239,154
                                                                                   ===========      ===========

                      Liabilities and Stockholders' Deficit

Liabilities
Current liabilities
     Accounts payable                                                              $   543,835      $   433,839
     Accrued compensation and consulting fees                                          485,125          343,125
                                                                                   -----------      -----------
TOTAL CURRENT LIABILITIES                                                            1,028,960          776,964
                                                                                   -----------      -----------
Nonconvertible debentures, net of unamortized discount
     at March 31, 2001 and March 31, 2000 of $2,313,697
     and 2,581,001, respectively                                                     2,686,303        2,418,999
Interest payable                                                                     1,349,436          981,584
                                                                                   -----------      -----------
TOTAL LIABILITIES                                                                    5,064,699        4,177,547
                                                                                   -----------      -----------
Stockholders' deficit
     Common stock; $.01 par value, 50,000,000 shares authorized;  17,800,675 and
     17,460,782 shares issued and outstanding at March 31, 2001 and
     March 31,2000, respectively                                                       178,006          174,607
     Additional paid-in capital                                                      5,287,571        4,922,330
Treasury stock (at cost)                                                              (280,000)        (280,000)
Development stage deficit                                                           (9,982,578)      (8,755,330)
                                                                                   -----------      -----------
         TOTAL STOCKHOLDERS' DEFICIT                                                (4,797,001)      (3,938,393)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                        $   267,698      $   239,154
                                                                                   ===========      ===========

                              ADMIRALTY CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    CONDENSED STATEMENTS OF CASH FLOWS Since
        Inception and for the three months ended March 31, 2001 and 2000
                                   (Unaudited)


                                                               Inception to       March 31,         March 31,
                                                              March 31, 2001        2001              2000
                                                              --------------    ------------      ------------
Operating activities
     Net loss                                                 $(9,982,578)      $  (309,012)      $  (382,703)
     Adjustments to reconcile net loss
     to net cash used in operating activities
         Depreciation and amortization                            108,285             5,277            11,155
         Discount amortization                                    782,161            70,174            65,710
         (Increase) decrease in other assets                      (79,716)           12,400             1,998
         (Increase) decrease in employee
             expense advances                                    (133,818)             --                (900)
         Increase (decrease) in accounts
             payable                                              543,835            59,791            (7,991)
         Increase (decrease) in accrued
             compensation and consulting fees                     485,125            36,000            66,500
         Increase in interest payable                           1,349,436            93,879            90,833
                                                              -----------       -----------       -----------
                 NET CASH USED IN OPERATION ACTIVITIES         (6,927,270)          (31,491)         (155,398)
                                                              -----------       -----------       -----------
Investing activities
     Advances under notes receivable                              (69,045)           (1,104)           (1,037)
     Purchases of furniture, fixtures and computer
         equipment                                               (149,177)             --                --
                                                              -----------       -----------       -----------
                 NET CASH USED IN INVESTING ACTIVITIES           (218,222)           (1,104)           (1,037)
                                                              -----------       -----------       -----------
Financing activities
     Issuance of common stock                                   5,534,622            45,131           124,932
Purchase of treasury stock                                       (280,000)             --                --
Issuance of non-convertible debentures                          1,904,142              --                --
                                                              -----------       -----------       -----------
                 NET CASH PROVIDED BY FINANCING ACTIVITIES      7,158,764            45,131           124,932
                                                              -----------       -----------       -----------
NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                                        13,272            12,536           (31,503)

CASH AND CASH EQUIVALENTS AT THE BEGINNING
     OF PERIOD                                                       --                 736            35,341
                                                              -----------       -----------       -----------
CASH AND CASH EQUIVALENTS AT THE END OF PERIOD                $    13,272       $    13,272       $     3,838
                                                              ===========       ===========       ===========

                              ADMIRALTY CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    CONDENSED STATEMENTS OF OPERATIONS Since
        Inception and for the three months ended March 31, 2001 and 2000
                                   (Unaudited)


                                           Inception to        March 31,        March 31,
                                          March 31, 2001         2001             2000
                                          --------------    ------------     ------------
Operating expenses
    Compensation and employee benefits     $ 2,454,584      $    42,514      $    73,169
    Research and development                 1,429,258             --               --
    General and administrative               2,309,643           76,866           86,888
    Depreciation and amortization              109,504            5,277           11,155
    Professional fees                        1,850,370           20,228           55,986
                                           -----------       ----------       ----------
            Operating loss                   8,153,359          144,885          227,198

    Other (income) expenses                   (485,524)          (1,104)          (1,037)
    Interest expense                         2,314,743          165,231          156,542
                                           -----------       ----------       ----------
            Net loss                       $ 9,982,578      $   309,012      $   382,703
                                           ===========      ===========      ===========
            Loss per share                                  $      0.02      $      0.02
                                                            ===========      ===========

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to the Ruby Mining Company merger. The Ruby Mining Company merger was accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on the estimated fair values of those assets and liabilities.


The unaudited pro forma condensed consolidated balance sheet as of March 31, 2001 has been prepared to reflect the Ruby Mining Co. merger as if it occurred on January 1, 2001. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2001 and the year ended December 31, 2000, reflect the operations of Ruby Mining Company and Admiralty Corporation consolidated. In presenting the effects of the merger, as the legal acquired company (Ruby Mining Company) had minimal tangible assets, a fair value adjustment under APB No. 16 was not required.


The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated condensed financial position or the results of operations in future periods or the results that actually would have been realized had Admiralty Corporation and Ruby Mining Company been a combined company during the specified periods. The unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of Admiralty Corporation and Ruby Mining Company.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             Proforma Condensed Consolidated Statement of Operations
                 For the twelve months ended December 31, 2000
                                   (Unaudited)



                                  Admiralty        Ruby Mining     Eliminations
                                  Corporation      Company         and Adjustments    Consolidated
                                  ------------     ------------    ---------------    ------------
Revenues                          $      --        $      --       $      --          $      --

Compensation and employee
   benefits                           230,500             --              --              230,500
Research and development                 --               --              --                 --
General and administrative            261,555           88,905     (a)   325,000          675,460
Depreciation and amortization          26,857             --              --                5,277
Professional fees                     159,874             --              --               20,228
                                  -----------      -----------     -------------      -----------
OPERATING LOSS                        678,786           88,905                            931,465

Other (income) expense                 (8,354)          24,202                             15,848
Interest expense                      630,508             --                              630,508
                                  -----------      -----------                        -----------
NET LOSS                          $ 1,300,940      $   113,107                        $ 1,577,821
                                  ===========      ===========                        ===========
LOSS PER SHARE                    $      0.07      $      0.03                        $      0.05
                                  ===========      ===========                        ===========

(a) $325,000 represents the exchange fee to be paid U.S. Energy Corp. by Admiralty Corporation.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             Unaudited Proforma Condensed Consolidated Balance Sheet
                                 March 31, 2001

                                     Assets


                                             Admiralty       Ruby Mining             Adjustment &
                                            Corporation        Company               Elimination        Consolidated
                                            ------------     ------------           -------------      --------------
Cash in bank                                $     13,272     $     1,580            $          -       $       14,852
Other current assets                             180,952               -                       -              180,952
Other assets                                      73,474          45,670       (a)       (45,670)              73,474
                                            ------------     -----------                               --------------
         TOTAL ASSETS                       $    267,698     $    47,250                               $      269,278
                                            ===========    =============                               ==============

                      Liabilities and Stockholders' Deficit

Current liabilities                         $  1,028,960     $    10,442       (g)  $    325,000       $    1,364,402
Nonconvertible debt                            2,686,303               -                       -            2,686,303
Interest liability                             1,349,436               -                       -            1,349,436
                                            ------------     -----------                               --------------
         TOTAL LIABILITIES                     5,064,699          10,442                                    5,400,141

Stock                                            178,006           3,994       (f)      (178,006)
                                                                               (e)        (1,684)
                                                                               (b)        17,710               20,020

Paid in Capital                                5,287,571         728,747       (b)       (17,710)
                                                                               (e)         1,684
                                                                               (a)       (45,670)
                                                                               (c)       (33,218)
                                                                               (d)      (662,715)
                                                                               (f)       178,006
                                                                               (h)      (280,000)           5,156,695

Treasury stock                                   280,000                       (h)      (280,000)                   -

Development stage deficit                      9,982,578         662,715       (d)      (662,715)
                                                                               (g)       325,000           10,307,578

Investment allowance                                   -          33,218       (c)       (33,218)                   -
                                            ------------   -------------                               --------------
         TOTAL LIABILITIES
         AND STOCKHOLDERS' DEFICIT          $   267,698    $      47,250                               $      269,278
                                            ===========    =============                               ==============

                        Adjustments & Elimination Ledger


(A) To write-off the investment held by Ruby Mining Company to the realized value.

(B) 17,710,315 shares of Ruby Mining stock issued to stockholders of Admiralty Corporation in the exchange transaction.

(C)  To write-off the investment allowance account.

(D)  To eliminate the accumulated deficit of the accounting acquiree.

(E) Cancellation of 1,684,027 shares of Ruby Mining stock held by U.S. Energy Corp.

(F)  To eliminate the outstanding common stock of the legal acquiree.

(G) To record the exchange fee payable from Admiralty Corporation to U.S. Energy Corp. as the exchange fee for the transaction.

(H)  To eliminate the treasury stock of the legal acquiree.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             Proforma Condensed Consolidated Statement of Operations
                   For the three months ended March 31, 2001
                                   (Unaudited)



                                       Admiralty         Ruby Mining     Eliminations
                                       Corporation       Company         and Adjustments      Consolidated
                                      ------------      ------------     ---------------      ------------

Revenues                              $          -      $         -      $             -      $          -

Compensation and employee
benefits                                    42,514                -                    -            42,514
Research and development                         -                -                    -                 -
General and administrative                  76,866           38,438      (a)     325,000           440,304
Depreciation and amortization                5,277                -                    -             5,277
Professional fees                           20,228                -                    -            20,228

OPERATING LOSS                             144,885           38,438                                508,323

Other (income) expense                      (1,104)            (376)                                (1,480)
Interest expense                           165,231                -                                165,231

NET LOSS                              $    309,012      $    38,062                           $    672,074

LOSS PER SHARE                                                                                $       0.03

(a)  $325,000 represents the exchange fee to be paid U.S. Energy Corp. by Admiralty Corporation.

(c)  Exhibits.                                                          Page No.
                                                                        --------

     2.1      Plan and Agreement of Share Exchange dated as of
              March 2, 2001, by and among Admiralty Corporation,
              Ruby Mining Company, and U.S. Energy Corp.                    *

     2.2      First Amendment to Plan and Agreement of Share Exchange.      *

     2.3      Second Amendment to Plan and Agreement of Share Exchange.     *

     2.4      Third Amendment to Plan and Agreement of Share Exchange.      *

* Incorporated by reference to the like-number exhibit filed with the Registrant's Form 8-K dated June 8, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                             RUBY MINING COMPANY
                                             (Registrant)


Dated: August 2, 2001                        By      /s/ Herbert C. Leeming
                                                 -------------------------------
                                                 Herbert C. Leeming
                                                 Chairman and CEO